                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Hector Communications
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                       HECTOR COMMUNICATIONS CORPORATION

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 1997
                            ------------------------

    Notice is hereby given that the Annual Meeting of Shareholders of Hector Communications Corporation will be held at The Marquette Hotel, 50th Floor IDS Center, 7th and Marquette, Minneapolis, Minnesota 55402, on Thursday, May 22, 1997 at 2:00 p.m., Central Daylight Time, for the following purposes:

    1. To elect three (3) directors to hold office until the 2000 Annual Meeting of Shareholders or until their successors are elected.

    2. To consider and act on a proposal to amend the Company's 1990 Stock Plan to increase the total number of shares authorized to be issued under such plan by 250,000 shares to a total of 500,000 shares.

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on March 31, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors

                                          Richard A. Primuth,
                                          SECRETARY

Hector, Minnesota
April 15, 1997

    TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                       HECTOR COMMUNICATIONS CORPORATION
                             211 SOUTH MAIN STREET
                            HECTOR, MINNESOTA 55342
                                 (612) 848-6611

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

    This Proxy Statement is furnished to the shareholders of Hector Communications Corporation ("HCC" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at The Marquette Hotel, 50th Floor IDS Center, 7th and Marquette, Minneapolis, Minnesota 55402 on Thursday, May 22, 1997, beginning at 2:00 p.m. or at any adjournment or adjournments thereof. The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

    Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted by the persons designated as proxies in favor of the matters indicated. In the event any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies will vote in accordance with their judgment on such matters. The Company's corporate offices are located at 211 South Main Street, Hector, Minnesota 55342, and its telephone number is (612) 848-6611. The mailing of this Proxy Statement to shareholders of the Company commenced on or about April 15, 1997.

    The total number of shares outstanding and entitled to vote at the meeting as of March 31, 1997 consisted of 1,883,857 shares of $.01 par value Common Stock. Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Only shareholders of record at the close of business on March 31, 1997 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. In addition to its outstanding Common Stock, the Company had outstanding on the record date 389,487 shares of non-voting convertible preferred stock. See "Security Ownership of Certain Beneficial Owners and Management" herein.

    Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, then that item must be approved by holders of a majority of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions on a particular item of business will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the number of shares of the Company's common stock by each person known by the Company to own of record or beneficially five percent (5%) or more of the Company's common stock, and all officers and directors of the Company as a group based upon information available as of March 15, 1997.

           NAME AND ADDRESS             AMOUNT AND NATURE OF    PERCENT
         OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP   OF CLASS*
--------------------------------------  --------------------  ------------
Curtis A. Sampson                             553,783(1)            29.4%
211 South Main Street
Hector, MN 55342
Mario J. Gabelli                              414,174(2)            18.4%
One Corporate Center
Rye, New York 10580
Perkins Capital Management Inc.               464,306(3)            19.8%
730 E Lake Street
Wayzata, MN 55391
Paul N. Hanson                                155,603(4)             8.3%
211 South Main Street
Hector, MN 55342
John C. Ortman                                132,337                7.0%
1506 17th Street
Lawrenceville, IL 62439
Steve Sjogren                                 104,274(5)             5.5%
211 South Main Street
Hector, MN 55342
All directors and officers as a group         749,194(6)            39.8%
(9 persons)

------------------------
 * There are currently outstanding 389,487 shares of the Company's Series A convertible preferred stock. The holders of preferred stock have no voting rights, except in limited circumstances, but each share of preferred stock is convertible at any time at the option of the holder into one share of common stock. The percent calculations do not give effect to the conversion of any shares of preferred stock, all of which are issued to persons and entities directly or indirectly controlled by or affiliated with Mr. Mario
    J. Gabelli, except for the percentage calculation applicable to Mr. Gabelli. See footnote 2. Each such percentage calculation would decline approximately 17% if such conversion were assumed.

(1) The shares listed above include 377,572 shares owned by Mr. Sampson directly, 49,000 shares which may be purchased within 60 days pursuant to outstanding stock options, 7,062 shares owned by Mr. Sampson's wife, 64,051 shares owned by the Communications Systems, Inc. Employee Stock Ownership Plan ("CSI ESOP") of which Mr. Sampson is a trustee and 56,098 shares owned by the Hector Communications Corporation Employee Stock Ownership Plan ("Hector ESOP") of which Mr. Sampson is a trustee. See "Certain Transactions" below. Mr. Sampson disclaims any beneficial ownership of the shares owned by his wife and disclaims any beneficial ownership of the shares owned by the CSI ESOP and the Hector ESOP in excess of the shares allocated to his account, which totalled 8,264 shares at December 31, 1996.

(2) The aggregate number of shares listed above includes shares respectively held by various persons or entities which are deemed to be controlled, direct or indirectly, by or affiliated with Mr. Gabelli. The aggregate number of shares listed above include 372,387 shares of the Company's non-voting convertible preferred stock (convertible on a one for one basis at any time into the Company's common stock) which are held by the following persons in the amounts respectively indicated: Gabelli Performance Partnership, 247,200 shares and Lynch Corporation, 125,187 shares. In addition, the following persons hold shares of the Company's common stock in the amounts respectively indicated:
    Gabelli Performance Partnership, 30,000 shares and Gabelli and Company, Inc., 1,150 shares.

(3) The shares indicated include 456,306 shares deemed to be owned by Perkins Capital Management, Inc. as the beneficial holder of $4,052,000 Hector Communications Corporation 8.5% Convertible Subordinated Debentures due 2002.

(4) The shares listed above include 13,254 shares owned by Mr. Hanson directly, 22,200 shares which may be purchased within 60 days pursuant to outstanding stock options, 64,051 shares owned by the CSI ESOP of which Mr. Hanson is a trustee and 56,098 shares owned by the Hector ESOP of which Mr. Hanson is a trustee. Mr. Hanson disclaims any beneficial ownership of the shares owned by the CSI and Hector ESOP's in excess of the shares allocated to his account, which totalled 3,161 shares at December 31, 1996.

(5) The shares listed above include 9,076 shares owned by Mr. Sjogren directly, 39,100 shares deemed outstanding pursuant to options exercisable within 60 days and 56,098 shares owned by the Hector ESOP of which Mr. Sjogren is a trustee. Mr. Sjogren disclaims any beneficial ownership of the shares owned by the Hector ESOP in excess of the shares allocated to his account, which totalled 4,536 shares at March 1, 1997.

(6) Includes 120,149 shares owned collectively by the CSI ESOP and the Hector ESOP of which Messrs. C. A. Sampson, Sjogren and Hanson are trustees, and 133,400 shares deemed outstanding pursuant to options exercisable within 60 days. Mr. Sampson, Sjogren and Mr. Hanson disclaim any beneficial ownership of the shares owned by the CSI ESOP and the Hector ESOP in excess of shares allocated to their respective accounts as described under footnotes 1, 4 and 5 above.

                             ELECTION OF DIRECTORS

    The Board of Directors has nominated and recommends for election as directors of the Company the three persons named below. Messrs. Charles R. Dickman and Edward E. Strickland have served as directors since 1990. Messr. Paul A. Hoff has served as director since 1993. It is intended that proxies will be voted for such nominees. The Board of Directors believes that each nominee named below will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

    Information regarding the nominees and other directors filling unexpired terms, including information regarding their principal occupations currently and for the preceding five years, is set forth below and on the following page. Ownership of Common Stock of the Company is given as of March 15, 1997. To the best of the Company's knowledge, unless otherwise indicated below, the persons indicated possess sole voting and investment power with respect to their stock ownership.

                                                                                      YEAR
                                                                                     CURRENT      AMOUNT OF      PERCENT OF
                                      PRINCIPAL OCCUPATION             DIRECTOR       TERM          STOCK        OUTSTANDING
       NAME AND AGE                 AND OTHER DIRECTORSHIPS              SINCE       EXPIRES      OWNERSHIP         STOCK
--------------------------  ----------------------------------------  -----------  -----------  -------------  ---------------
NOMINEES PROPOSED FOR ELECTION FOR TERM EXPIRING IN 2000
Charles R. Dickman          Retired Pharmacist, Hector, Minnesota.          1990         1997       53,161(1)          2.8%
 (76)
Paul A. Hoff                Chief Executive Officer, Park Regional          1993         1997        2,000(2)         *
 (49)                       Mutual Telephone Company, Underwood,
                            Minnesota.

                                                                                      YEAR
                                                                                     CURRENT      AMOUNT OF      PERCENT OF
                                      PRINCIPAL OCCUPATION             DIRECTOR       TERM          STOCK        OUTSTANDING
       NAME AND AGE                 AND OTHER DIRECTORSHIPS              SINCE       EXPIRES      OWNERSHIP         STOCK
--------------------------  ----------------------------------------  -----------  -----------  -------------  ---------------
Edward E. Strickland        Business and management consultant;             1990         1997       13,750(3)         *
 (70)                       Director of: Green Isle Environmental
                            Services, Inc. (manufacturing);
                            Bio-Vascular, Inc. (medical devices);
                            Intercim, Inc. (factory management
                            software); Communications Systems, Inc.;
                            and Avecor Cardiovascular, Inc. (medical
                            devices).

DIRECTORS SERVING UNEXPIRED TERMS
James O. Ericson            Business consultant and private investor        1995         1998       24,810(4)          1.3%
 (61)
Paul N. Hanson              Vice President and Treasurer of the             1990         1998      155,603(5)          8.3%
 (50)                       Company; Chief Financial Officer, Vice
                            President of Finance and Treasurer of
                            Communications Systems, Inc.
                            (manufacturer of telephone connecting
                            and wiring devices) since 1982.
Wayne E. Sampson            Management consultant; director of              1990         1998       71,051(6)          3.8%
 (67)+                      Communications Systems, Inc.
Curtis A. Sampson           Chairman and Chief Executive Officer of         1990         1999      553,783(7)         29.4%
 (63)+                      the Company; Chairman of the Board,
                            President and Chief Executive Officer of
                            Communications Systems, Inc.
Steven H. Sjogren           President and Chief Operating Officer of        1990         1999      104,274(8)          5.5%
 (54)+                      the Company.

------------------------
 + Wayne E. Sampson and Curtis A. Sampson are brothers and each is a first cousin to Mr. Sjogren.

 *  Indicates ownership of less than one percent.

(1) Includes 14,334 shares owned by Mr. Dickman's wife, as to which beneficial ownership is disclaimed, and 3,500 shares deemed outstanding pursuant to options exercisable within 60 days.

(2) Represents shares deemed outstanding pursuant to options exercisable within 60 days.

(3) Includes 3,500 shares deemed outstanding pursuant to options exercisable within 60 days and 2,250 shares upon conversion of convertible dentures.

(4) Includes 3,310 shares owned by Mr. Ericson's spouse, as to which beneficial ownership is disclaimed and 1,000 shares deemed outstanding pursuant to options exercisable within sixty days.

(5) See footnote 4 to "Security Ownership of Certain Beneficial Owners and Management" above.

(6) Includes 3,500 shares owned by Mr. W. E. Sampson directly, 3,500 shares which may be purchased within 60 days pursuant to outstanding stock options, and 64,051 shares owned by the CSI ESOP, of which Mr. Sampson is a trustee. Mr. Sampson disclaims any beneficial ownership of the shares owned by the CSI ESOP.

(7) See footnote 1 to "Security Ownership of Certain Beneficial Owners and Management" above.

(8) See footnote 5 to "Security Ownership of Certain Beneficial Owners and Management" above.

INFORMATION REGARDING BOARD AND BOARD COMMITTEES

    The Board of Directors of the Company met three times during 1996. Each director nominee and continuing director attended at least 75% of the meetings of the Board and each committee on which such director served.

    Each non-employee members of the Board is paid an annual fee of $3,600, plus $300 for each meeting attended. Messrs. Curtis A. Sampson, Sjogren and Hanson, who are otherwise employed by the Company, receive no additional compensation for service on the Board.

    Each non-employee member of the Board of Directors receives at the time of each annual meeting of the shareholders an option to purchase 500 shares of the Company's Common Stock on the date of such election or re-election. Each director's option is to purchase 500 shares of Common Stock at a price equal to the fair market value of the Company's Common Stock on the date of grant exercisable over a ten-year period beginning six months after the date the option is granted.

    The Company has an Audit Committee consisting of Messrs. Wayne E. Sampson and Strickland. The Audit Committee recommends to the full Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants, as well as the internal accounting controls of the Company. The Audit Committee met once in 1996.

    The Company has a Compensation Committee consisting of Messrs. Dickman, Wayne E. Sampson and Sjogren. The Compensation Committee met twice during 1996. The Compensation Committee recommends to the Board of Directors compensation for executive officers and key personnel and reviews the Company's compensation policies and practices. Mr. Sjogren does not participate in the consideration by the committee of his own compensation.

                     PROPOSAL TO AMEND THE 1990 STOCK PLAN

GENERAL INFORMATION

    The Company's 1990 Stock Plan (the "1990 Plan") has been in effect since the Company became a separate public company in August 1990. The purpose of the 1990 Plan is to enable the Company and its subsidiaries to retain and attract key employees and non-employee directors who contribute to the Company's success by their ability, ingenuity and industry and to enable such key employees and non-employee directors to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 1990 Plan authorizes the granting of stock options, the issuance of restricted stock and the grant of stock appreciation rights. At the Company's 1997 Annual Shareholders Meeting, shareholders will ask to approve amendments to the 1990 Plan which will (i) increase the total number of shares which may be acquired pursuant to options granted under the 1990 Plan from 250,000 to 500,000 shares and (ii) increase the number of stock options which are automatically awarded to continuing non-employee directors of the Company.

PROPOSED PLAN AMENDMENTS

    The 1990 Plan originally authorized the issuance of 250,000 shares of Common Stock pursuant to options and restricted stock grants. The Board of Directors has amended the 1990 Plan, subject to ratification and approval by the shareholders, to increase the total number of shares available by 250,000 shares to a total of 500,000 shares. As of the date of this Proxy Statement 2,800 shares of the Company's common stock have been acquired pursuant to options granted under the 1990 Plan and options to purchase an additional 205,675 shares have been granted. The Board of Directors has deemed it prudent to increase the shares available for a grant under the 1990 Plan by 250,000 shares to enable the Company to continue to make option grants during the next several years.

    As discussed below in greater detail, the 1990 Plan currently provides for the annual, automatic grant of an option to acquire 500 shares of common stock to each non-employee director as of the date of the Company's annual shareholders meeting if the non-employee director is reelected at the annual meeting or is serving an unexpired term which continues past the annual meeting. Shareholders will be asked at the 1997 Annual Shareholders Meeting to increase the number of shares covered by the option automatically granted to each continuing non-employee director from 500 to 1,000 shares. The proposed increase in shares covered by the annual automatic stock option grant is intended to more fairly compensate the non-employee directors for the time commitment and valuable service they render particularly in consideration of the substantial increase in the scope of their responsibilities related to the Company's acquisition of Ollig Utilities Company during 1996. Even with the proposed increase in the automatic stock grant, it is believed that the compensation of non-employee directors, viewed as a whole, is no greater than what is typically paid to directors of comparably sized companies.

SUMMARY OF THE 1990 PLAN

    SHARES AVAILABLE UNDER 1990 PLAN. The maximum number of shares of common stock presently reserved and available for awards under the 1990 Plan is 250,000 (subject to possible adjustment in the event of stock splits or other similar changes in the common stock). Shares of common stock covered by expired or terminated stock options and forfeited shares of restricted stock or deferred stock may be used for subsequent awards under the 1990 Plan.

    ELIGIBILITY AND ADMINISTRATION. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries are eligible to be granted awards under the 1990 Plan. The 1990 Plan is administered by the Board or, in its discretion, by a committee of not less than three "disinterested persons," as defined in the 1990 Plan (the "Committee"), who are appointed by the Board of Directors. The term "Board" as used in this section refers to the Board or, if the Board has delegated its authority, the Committee. The Board has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 1990 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1990 Plan. The Board may delegate its authority to officers of the Company for the purpose of selecting key employees who are not officers of the Company to be participants in the 1990 Plan.

    STOCK OPTIONS. The Board may grant stock options that either qualify as "incentive stock options" under the Internal Revenue Code or are "non-qualified stock options" in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 1990 Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board's discretion, by tendering promissory notes or common stock. The Committee may, in its sole discretion, permit optionees to pay the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee's lifetime.

    Stock options may be exercised during varying periods of time after a participant's termination of employment, depending upon the reason for the termination. Following a participant's death, the participant's stock options may be exercised by the legal representative of the estate or the optionee's legatee for a period of three years or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability or retirement. If the participant is terminated without cause, the option may be exercised for the lesser of three months or the balance of the option's term. If the participant's employment is terminated for any other reason, the participant's stock options immediately terminate. These exercise periods may be reduced by the Board for particular options.

    No incentive stock options shall be granted under the 1990 Plan after August 1, 2000. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of voting stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1990 Plan may be less than 100% of the fair market value of the common stock on the date of grant.

    The 1990 Plan also provides for automatic grants of non-qualified stock options to non-employee directors of the Company. Non-employee directors who are serving unexpired terms or reelected at an annual shareholders meeting and who have served on the Board for at least six months of the preceding twelve month period presently are granted a ten-year non-qualified stock option to purchase 500 shares of common stock. The non-qualified stock options granted to non-employee directors vest six months from the date granted and the purchase price of the shares of common stock subject to such options is the fair market value of the common stock on the date the non-qualified stock option is granted.

    RESTRICTED STOCK. The Board may grant restricted stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The restricted stock will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. Notwithstanding the foregoing, all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Board) prior to the occurrence of a merger or other significant corporate change, as provided in the 1990 Plan.

    If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board.

    GENERAL PROVISIONS. The Board may, at the time of any grant under the 1990 Plan, provide that the shares received under the 1990 Plan shall be subject to repurchase by the Company in the event of termination of employment of the participant. The repurchase price will be the fair market value of the stock or, in the case of a termination for cause (as defined in the 1990 Plan), the amount of consideration paid for the stock. The Board may also, at the time of grant, provide the Company with similar repurchase rights, upon terms and conditions specified by the Board, with respect to any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

FEDERAL INCOME TAX CONSEQUENCES

    STOCK OPTIONS. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an Employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise shall be treated as alternative minimum taxable income for purposes of the alterative minimum tax. If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realized compensation income. The balance of any gain will be characterized as a capital gain. Under current law, net long-term capital gains are taxed at a maximum federal tax rate of 28%, while other income may be taxed at a higher federal rate.

    An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise.

    Upon the exercise of a non-qualified stock option, the 1990 Plan requires the optionee to pay to the Company any amount necessary to satisfy applicable federal, state or local withholding tax requirements. Under the 1990 Plan, the Board may grant options that permit the optionee to elect to satisfy withholding tax requirements associated with the exercise of an option by authorizing the Company to retain from the number of shares that would otherwise be deliverable to the optionee that number of shares having an aggregate fair market value equal to the tax required to be withheld. The Company would pay the tax liability from its own funds.

    RESTRICTED STOCK. The grant of restricted stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions which would result in a "substantial risk of forfeiture" as intended by the Company. If the shares are transferable or there are no such restrictions, the participant would recognize compensation income upon receipt of the award. Otherwise, a participant will generally realize taxable compensation income when any such restrictions lapse. The amount of such income will be the value of the common stock on that date less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period would also be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the election is taxable to the
participant   as  compensation  income,  and  the   Company  is  entitled  to  a
corresponding deduction. Dividends on the stock are then taxable to the participant and are no longer deductible by the Company.

    Participants may be required to pay in cash to the Company any taxes required to be withheld at the date restrictions lapse with respect to restricted stock. The participant may elect to satisfy withholding, in whole or in part, by having the Company withhold shares of common stock having an aggregate fair market value equal to the amount required to be withheld. The Company would pay the tax liability from its own funds.

REGISTRATION WITH SEC

    Upon approval of the amendments to the 1990 Plan by the shareholders, the Company intends to file a registration statement covering the offering of the additional 250,000 shares of Common Stock under the 1990 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

VOTE REQUIRED

    Shareholder approval of the amendments to the 1990 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE 1990 PLAN TO INCREASE THE SHARES AUTHORIZED FOR ISSUANCE THEREUNDER TO 500,000 SHARES AND TO INCREASE THE SHARES COVERED BY THE AUTOMATIC STOCK OPTION GRANT TO CONTINUING NON-EMPLOYEE DIRECTORS TO 1,000 SHARES PER YEAR.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following tables show, for the fiscal years ending December 31, 1996, 1995 and 1994, the cash and other compensation paid to or accrued by the Company for the Company's chief executive officer and chief operating officer in all capacities served, as well as information relating to option grants, option exercises and fiscal year end option values applicable to such persons.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                    COMPENSATION AWARDS
                                        ANNUAL COMPENSATION         -------------------
                                 ---------------------------------        OPTIONS           ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR       SALARY       BONUS    (NUMBER OF SHARES)   COMPENSATION(2)
-------------------------------  ---------  -----------  ---------  -------------------  ----------------
Curtis A. Sampson,                    1996  $   113,654  $  15,000          10,000          $    7,618
Chief Executive Officer (1)           1995  $   110,854  $  25,000          10,000          $    7,970
                                      1994  $    97,596        -0-          10,000          $    6,111
Steven H. Sjogren,                    1996  $    89,385  $   9,000           8,100          $    6,501
Chief Operating Officer               1995  $    84,642  $   7,500           8,000          $    6,726
                                      1994  $    78,894  $   5,000           8,000          $    6,359

------------------------
Note: Certain columns have not been included in this table because the information called for therein is not applicable to the Company or the individual named above for the periods indicated.

 (1) Mr. Sampson devotes approximately 40% of his working time to the Company. The balance of his working time Mr. Sampson serves as Chairman and Executive Officer of Communications Systems, Inc., for which he is separately compensated. See "Certain Transactions."

 (2) All other compensation for Messrs. Sampson and Sjogren consisted of Company contributions to the Company's 401(k) Plan and Employee Stock Ownership Plan.

                             OPTION GRANTS IN 1996

                                   INDIVIDUAL GRANTS                                      POTENTIAL REALIZABLE
----------------------------------------------------------------------------------------    VALUE AT ASSUMED
                                        % OF                                                ANNUAL RATES OF
                                    TOTAL OPTIONS                  MARKET                     STOCK PRICE
                                     GRANTED TO      EXERCISE     PRICE ON                  APPRECIATION FOR
                         OPTIONS    EMPLOYEES IN     PRICE PER     DATE OF    EXPIRATION      OPTION TERM
         NAME            GRANTED     FISCAL YEAR       SHARE        GRANT        DATE        5%         10%
----------------------  ---------  ---------------  -----------  -----------  ----------  ---------  ---------
Curtis A. Sampson          10,000         21.6%      $    7.15    $    6.50    3/11/01    $  11,458  $  33,183
Steven H. Sjogren           8,100         17.5%           6.50         6.50    3/21/01       14,546     32,143

OPTION EXERCISES IN 1996

    There were no option exercises by the named executives in 1996.

                          1996 YEAR END OPTION VALUES

                                                       VALUE OF UNEXERCISED
                                                     IN-THE-MONEY OPTIONS AT
                          NUMBER OF UNEXERCISED     FY-END (BASED ON 12/31/96
                           OPTIONS AT 12/31/96          PRICE OF $   /SH)
                        --------------------------  --------------------------
         NAME           EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------  -----------  -------------  -----------  -------------
Curtis A. Sampson           39,000        10,000     $   1,333        --
Steven H. Sjogren           31,033         8,067        10,025        --

EMPLOYMENT CONTRACTS

    The Company entered into an employment agreement effective August 1, 1990 with Mr. Steven H. Sjogren, the Company's President, which has a term of 10 years. Current compensation under the contract is $91,000 per annum which is subject to increase pursuant to annual salary reviews. In addition to other customary terms and conditions, the employment agreement requires that any early termination of the agreement by the Company be "for cause."

                              CERTAIN TRANSACTIONS

TRANSACTIONS AND SHARED MANAGEMENT WITH COMMUNICATIONS SYSTEMS, INC.

    The Company receives certain staff services and systems, such as payroll and pension plan administration, from Communications Systems, Inc. pursuant to an agreement entered into in August 1990 with the costs and expenses of such services paid by the Company. CSI has continued to make available to the Company certain centralized staff services and systems, such as payroll and pension plan administration, with the related costs and expenses being paid by the Company. In 1996 and 1995 the Company paid CSI, respectively, $258,000 and $279,000 for such services, amounts which management believes is less than what the Company would pay if it was required to pay for such services from another vendor.

    Three of the Company's executive officers, Curtis A. Sampson, Paul N. Hanson and Charles A. Braun, each devote approximately 40% of their working time to the Company. Messrs. Sampson, Hanson and Braun devote the remainder of their working time to CSI, of which Mr. Sampson serves as Chairman and Chief Executive Officer. Mr. Hanson serves as Chief Financial Officer, Vice President of Finance and Treasurer, and Mr. Braun serves as Controller. These officers are separately compensated for their services to CSI.

REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION

    The Company's officers, directors and beneficial holders of 10% or more of the Company's securities are required to file reports of their beneficial ownership with the Securities and Exchange Commission on SEC Forms 3, 4 and 5. According to the Company's records, during the period from January 1, 1996 to December 31, 1996, officers, directors and ten percent beneficial holders of the Company filed all reports with the Securities and Exchange Commission required under Section 16(a) to report their beneficial ownership.

                             THE COMPANY'S AUDITORS

    Olsen Thielen & Co., Ltd. have been the auditors for the Company since 1969 and have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the current fiscal year. A representative of Olsen Thielen & Co., Ltd. is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    The proxy rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission's proxy rules. The next annual meeting of the shareholders of Hector Communications Corporation is expected to be held on or about May 15, 1998 and proxy materials in connection with that meeting are expected to be mailed on or about March 31, 1998. Shareholder proposals prepared in accordance with the Commission's proxy rules must be received at the Company's corporate office, 211 South Main Street, Hector, Minnesota 55342, Attention: President, by November 30, 1997, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 1998 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

    The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

    PROPERLY BROUGHT BUSINESS. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

    SHAREHOLDER NOMINATIONS. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company's Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                                 OTHER MATTERS

    Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

    The Company is transmitting with this Proxy Statement its Annual Report for the year ended December 31, 1996. SHAREHOLDERS MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1996 FORM 1O-K REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO ASSISTANT SECRETARY, HECTOR COMMUNICATIONS CORPORATION, 211 SOUTH MAIN STREET, HECTOR, MINNESOTA 55342.

                                          By Order of the Board of Directors,
                                          Richard A. Primuth,
                                          SECRETARY

                       HECTOR COMMUNICATIONS CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 1997

    The undersigned hereby appoints Curtis A. Sampson and Steven H. Sjogren or any of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Hector Communications Corporation, to be held Thursday, May 22, 1997, at 2:00 p.m. Central Daylight Time at The Marquette Hotel, 50th Floor IDS Center, 7th and Marquette, Minneapolis, Minnesota 55402, or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

1.   ELECTION OF DIRECTORS.  / / WITH AUTHORITY                        / / WITHOUT AUTHORITY
                             to vote for all nominees listed below     to vote for nominees listed below
                             (EXCEPT AS INDICATED TO THE CONTRARY)
                             for a three year term ending at the
                             2000 Annual Meeting of Shareholders

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

           Charles R. Dickman    Paul A. Hoff    Edward E. Strickland
   _____________________________________________________________________________

2.   Proposal  to  ratify  and approve  amendments  to  the 1990  Stock  Plan to increase to  500,000  shares the  total  number of  shares  authorized  for issuance  thereunder and  to increase to  1,000 shares per  year the shares covered by the  stock option automatically  granted annually to  continuing non-employee directors.
     /   /   FOR                       /  /   AGAINST                       /  /
     ABSTAIN
3.   In their discretion,  the proxies are  authorized to vote  upon such  other business as may properly come before the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED AND THE PROPOSAL SUMMARIZED ON THE REVERSE SIDE OF THIS CARD UNLESS OTHERWISE SPECIFIED.

    PLEASE DATE AND SIGN exactly as your name(s) appears below indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.
                                             Dated _______________________, 1997
                                             ___________________________________
                                                          Signature
                                             ___________________________________
                                                  Signature if held jointly